EXHIBIT 6.1


                            SHARE EXCHANGE AGREEMENT

MADE EFFECTIVE AS OF THE 13th DAY OF MARCH 2000 (the "Effective Date"),

BETWEEN: MINDFULEYE.COM SYSTEMS INC. a company incorporated under the laws of the Province of British Columbia and having an office at 1100
               - 888 Dunsmuir Street, Vancouver, British Columbia, V6C 3K4

               ("MindfulEye");

AND: TOD MAFFIN ("Mr. Maffin"), of 111 - 1045 Haro Street, Vancouver, British Columbia, V6E 3Z8
               TODD CUSOLLE ("Mr. Cusolle"), of 701 - 1433 Beach Avenue, Vancouver, British Columbia, V6G 1Y3
               RAY TORRESAN ("Mr. Torresan"), of 403 - 1000 Beach Avenue, Vancouver, British Columbia, V6E 4M2
               AMANDA KERR ("Ms. Kerr"), of 198 Aquarius Mews, Vancouver, British Columbia, V6Z 2Y4
               ROGER MUTIMER ("Mr. Mutimer"), of 128 - 2090 Scotia Street, Vancouver, British Columbia, V5T 4T1; and
               VARSHNEY CAPITAL CORP. ("Varshney Capital"), a company incorporated under the laws of the Province of British Columbia and having an office at 1304 - 925 West Georgia Street, Vancouver, British Columbia, V6C 3L2
               (collectively, the "Shareholders" and individually, a "Shareholder");

AND:           RABATCO INC., a Nevada  corporation having an office at Suite 333
               - 2838 Camino Del Rio North, San Diego, California, U.S.A. 92108-1789

               ("RABATCO");

WHEREAS:

The authorized share capital of MindfulEye consists of 100,100,000 shares divided into 100,000 common shares of which 213 are issued and outstanding (the "MindfulEye Shares") and 100,000,000 preferred shares, none of which are issued or outstanding, with each Shareholder legally and beneficially owning the following number of MindfulEye Shares:

         Shareholder                        Number of MindfulEye Shares Held
         -----------                        --------------------------------
         Mr. Maffin                                    38
         Mr. Cusolle                                   38
         Mr. Torresan                                  38
         Ms. Kerr                                      38
         Mr. Mutimer                                    8
         Varshney Capital                              53
                                                      ----
                 Total                                213.

The Shareholders and Rabatco have agreed to exchange the MindfulEye Shares for common shares of Rabatco, on the terms and conditions described in this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") as follows:

1.   SHARE EXCHANGE

1.1 Subject to the terms and conditions of this Agreement, the Shareholders shall transfer all of the MindfulEye Shares to Rabatco in exchange for 6,910,000 common shares of Rabatco (the "Rabatco Shares") issued at a deemed price per share of US$0.01, and US$150,000 (the "Cash Portion").

1.2 Except as expressly noted otherwise, the transactions contemplated under this Agreement shall be completed (the "Completion") at the offices of Rabatco's solicitors, Messrs. Campney & Murphy, 2100 - 1111 West Georgia Street, Vancouver, British Columbia, or at such other place as may be agreed between the parties, at 10:00 o'clock a.m. local time in Vancouver, B.C., or at such other time as may be agreed between the parties, (the "Time of Closing") on 20 March, 2000, or on such other date as may be agreed between the parties, (the "Closing Date").

1.3 The Cash Portion shall be paid to the Shareholders as they may jointly direct in writing as follows:

     (a) US$50,000 on the Closing Date, by way of wire transfer, bank order, certified cheque or solicitor's trust cheque; and

     (b) US$100,000, without interest, upon successful launch of an internet website to operate the business of MindfulEye to the satisfaction of the board of directors of Rabatco; to be secured by a promissory note (the "Promissory Note") issued by Rabatco on the Closing Date.

1.4 Prior to the Completion, Rabatco will undertake a financing (the "Financing") to raise not less than US$2,257,500 for investment into MindfulEye by issuing not more than 1,075,000 units at a price not less than US$2.10 per unit, with each unit consisting of one common share of Rabatco and one-half warrant. The total number of Rabatco common shares to be issued on completion of the Financing is not to exceed 1,075,000 (the "Financing Shares"). In addition, each holder of two one-half warrants would be entitle to acquire one further common share of Rabatco at a price not less than US$2.10 in the first year after issuance of the warrants, or for a price not less than US$2.50 in the second year after issuance of the warrants. After two years, the warrants would expire if not exercised.

2.   CONDITIONS PRECEDENT

2.1 Rabatco's obligations to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement are subject to the fulfilment to the satisfaction of Rabatco of each of the following conditions that:

     (a) at the Time of Closing, the solicitors for MindfulEye shall provide an opinion dated as of the Closing Date, substantially in the form of Schedule A to this Agreement (the "MindfulEye Solicitor Opinion");

     (b) at the Time of Closing, each of Mr. Cusolle, Mr. Maffin, Mr. Torresan and Ms. Kerr shall enter into employment agreements with MindfulEye (the "Employment Agreements") in the form of Schedule L to this Agreement completed to reflect their



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

          current compensation arrangements as shown in Schedule E to this Agreement with such changes or additional benefits as Rabatco may approve;

     (c) as of the Time of Closing, each of the Shareholders and MindfulEye (collectively, the "MindfulEye Group") shall have complied with all of their respective covenants and agreements contained in this Agreement; and

     (d) as of the Time of Closing, the representations and warranties of each of the MindfulEye Group contained in this Agreement or contained in any certificates or documents delivered by any of them pursuant to this Agreement shall be completely true as if such representations and warranties had been made as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of Rabatco and may be waived by Rabatco in whole or in part at any time at or before the Time of Closing.

2.2 The Shareholders' obligations to carry out the terms of this Agreement and to complete the transactions contemplated under this Agreement are subject to the fulfilment to their satisfaction of each of the following conditions that:

     (a) immediately prior to the Time of Closing but before the Financing, Rabatco's issued and outstanding share capital will be not more than 5,830,000 common shares and there will be no other options, warrants or other rights to acquire common shares of Rabatco, except pursuant to this Agreement and the Financing;

     (b) at the Time of Closing, the solicitors for Rabatco shall provide an opinion dated as of the Closing Date, substantially in the form of Schedule B to this Agreement (the "Rabatco Solicitor Opinion");

     (c) at the Time of Closing, the common shares of Rabatco will be quoted on the Over the Counter Bulletin Board of NASDAQ (the "OTC Board");

     (d) by the Time of Closing, Rabatco shall have arranged for and received the Financing and at the Time of Closing Rabatco shall advance to Mindful Eye not less than US$2,000,000, either as share capital or as a loan at Rabatco's discretion, on such terms as Rabatco may in its discretion impose;

     (e) as of the Time of Closing, Rabatco shall have complied with all of its covenants and agreements contained in this Agreement; and

     (f) as of the Time of Closing, the representations and warranties of Rabatco contained in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely true as if such representations and warranties had been made by Rabatco as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of the Shareholders and may be waived by the Shareholders in whole or in part at or before the Time of Closing.

2.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to receipt of any regulatory approvals that may be required under applicable laws. If any such approvals are required but are not obtained by the Closing Date, then this Agreement shall terminate and be of no further force or effect.

3.   COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1 Each of the MindfulEye Group jointly and severally covenants and agrees with Rabatco that each of the MindfulEye Group shall:

     (a) from and including the Effective Date through to and including the Time of Closing, permit Rabatco, through its directors, officers, employees and authorized agents and representatives, at Rabatco's own cost, full access to the books, records and property of MindfulEye including, without limitation, all of the assets, contracts, correspondence, accounts and minute books of MindfulEye, so as to permit Rabatco to make such investigation ("Rabatco's Investigation") of MindfulEye as Rabatco considers advisable;

     (b) provide to Rabatco all such further documents, instruments and materials and do all such acts and things as may be required by Rabatco to obtain any regulatory approvals that may be required under applicable laws;

     (c) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of each of the MindfulEye Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement remain true and correct;

     (d) from and including the Effective Date through to and including the Time of Closing, preserve and protect all of the goodwill, assets, business and undertaking of MindfulEye and, without limiting the generality of the foregoing, carry on the development of the assets of MindfulEye in a reasonable and prudent manner; and

     (e) from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

          (i) was in the public domain at the time of disclosure to a party (the "Recipient");

          (ii)      was  already in the  possession  of the  Recipient  prior to
                    disclosure,   as  demonstrated  by  the  Recipient   through
                    tangible evidence;

          (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or

          (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

          and, if so requested by Rabatco, each of the MindfulEye Group shall arrange for any director, officer, employee, authorized agent or representative of any member of the MindfulEye Group to enter into, and each of the MindfulEye Group themselves shall enter into, a non-disclosure agreement with Rabatco in a form acceptable to Rabatco acting reasonably.

3.2 Each of the MindfulEye Group jointly and severally covenants and agrees with Rabatco that, from and including the Effective Date through to and including the Time of Closing, each of the MindfulEye Group shall not:

     (a) do any act or thing that would render any representation or warranty of any of the MindfulEye Group contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement untrue or incorrect; nor

     (b) sell, encumber or dispose of, or negotiate with any other person in respect of a sale, encumbrance or disposition of, the MindfulEye Shares or any other shares, goodwill, assets, business or undertaking of MindfulEye.

3.3 Each of the MindfulEye Group jointly and severally acknowledges to and agrees with Rabatco that Rabatco's Investigation shall in no way limit or otherwise adversely affect the rights of Rabatco as provided for hereunder in respect of the representations and warranties of each of the MindfulEye Group contained in this Agreement or in any certificates or documents delivered by any of them pursuant to this Agreement.

3.4 Each of Mr. Cusolle, Mr. Maffin, Mr. Torresan and Ms. Kerr covenant and agree with Rabatco to enter into the Employment Agreements with MindfulEye at the time of Closing.

3.5 Rabatco  covenants and agrees with the MindfulEye  Group that Rabatco shall:

     (a) use its reasonable best efforts to obtain any regulatory approvals for this Agreement and the transactions contemplated hereunder required by applicable laws on or before the Closing Date;

     (b) from and including the Effective Date through to and including the Time of Closing, do all such acts and things that may be necessary to ensure that all of the representations and warranties of Rabatco contained in this Agreement or in any certificates or documents delivered by it pursuant to this Agreement remain true and correct;

     (c) from and including the Effective Date through to and including the Time of Closing, subject to its legal reporting obligations, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, except only any information or material that:

          (i) was in the public domain at the time of disclosure to a party (the "Recipient");

          (ii)      was  already in the  possession  of the  Recipient  prior to
                    disclosure,   as  demonstrated  by  the  Recipient   through
                    tangible evidence;

          (iii) subsequently enters the public domain through no fault of the Recipient or any officer, director, employee or agent of the Recipient; or (iv)

          (iv) is required to be disclosed by law or by a court or regulatory authority of competent jurisdiction;

          and, if so requested by MindfulEye, Rabatco shall arrange for any director, officer, employee, authorized agent or representative of Rabatco to enter into, and Rabatco itself shall enter into, a non-disclosure agreement with MindfulEye in a form acceptable to MindfulEye acting reasonably;

     (d) use its commercially reasonable best efforts to arrange for the Financing; and

     (e) as soon as reasonably practicable after the Time of Closing, deliver to the MindfulEye Group all the books and records of Rabatco, including all accounting records and bank and investment accounts.

3.6 Rabatco covenants and agrees with the MindfulEye Group that, from and including the Effective Date through to and including the Time of Closing, Rabatco shall not:

     (a) do any act or thing that would render any representation or warranty of Rabatco contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect;

     (b) subject always to Rabatco's duty to fully comply with its legal obligations, publish any press release or make any public filing without first notifying the Vendors and giving the Vendors a reasonable opportunity to review and provide comments regarding the accuracy of the information in any such release or filing; nor

     (c) enter into any agreement or commitment or obligation pursuant to which Rabatco could be required to expend more than US$10,000, except:

          (i) as contemplated by this Agreement or required to comply with Rabatco's covenants hereunder;

          (ii)      with the prior written consent of the Vendors; or

          (iii) in respect of professional fees for services rendered to Rabatco in respect of the negotiation, settlement, execution, implementation and enforcement of this Agreement and the completion of the transactions contemplated herein;

          (collectively, "Transaction Costs").

3.7 At the time of Closing, Rabatco will take all necessary corporate actions so that as soon as practicable after Closing the officers and directors of Rabatco will be:

         Directors:        Mr. Maffin
                           Mr. Cusolle
                           Mr. Torresan
                           Ms. Kerr
                           Mr. Praveen Varshney ("Mr. Varshney")

         Officers:         President:       Mr. Maffin
                           Secretary:       Ms. Kerr

4.   REPRESENTATIONS AND WARRANTIES

4.1 In order to induce Rabatco to enter into this Agreement and complete its transactions contemplated hereunder, each of the Shareholders other than Mr. Mutimer jointly and severally represents and warrants to Rabatco that:

     (a) MindfulEye was duly incorporated under the laws of British Columbia and:

          (i) is not a "reporting company" within the meaning of section 1 of the British Columbia Company Act, R.S.B.C. 1996, Chap. 62 and is not subject to any statutory registration or filing requirements applicable to public reporting companies;

          (ii) has the power, authority and capacity to enter into this Agreement and carry out its terms; and

          (iii) is in good standing with respect to the filing of all annual reports required under the laws of British Columbia;

     (b)  the Directors and Officers of MindfulEye are as follows:

          (i)       Mr. Maffin - Director and President;

          (ii)      Mr. Cusolle - Director;

          (iii)     Mr. Torresan - Director;

          (iv)      Ms. Kerr - Director and Secretary; and

          (v)       Mr. Varshney - Director

     (c) the authorized and issued share capital of MindfulEye is as set forth in Recital A of this Agreement;

     (d) except for the MindfulEye Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a security of MindfulEye and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire directly or indirectly any other shares of MindfulEye;

     (e) the Memorandum and Articles of MindfulEye have not been altered since 22 February 2000;

     (f) all of the material transactions of MindfulEye which are required to be recorded or filed in or with the books or records of MindfulEye have been promptly and properly so recorded or filed and the minute books of MindfulEye contain all records of the meetings and proceedings of the shareholders and directors of MindfulEye since its incorporation;



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

     (g) MindfulEye hold all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

     (h) MindfulEye is the registered and beneficial owner of all rights, title and interest in and to all tangible and intangible property (collectively the "Assets") associated with all business carried on by MindfulEye, including without limitation the internet domain names "MindfulEye.com" (the "Domain Name") and the other assets listed on Schedule C to this Agreement, subject only to such qualifications and limitations as are indicated in Schedule C;

     (i) MindfulEye has good and marketable exclusive title to each of the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule C to this Agreement, and in particular, at the Closing:

          (i) MindfulEye will be the sole and exclusive legal and beneficial owner of the Domain Name, free and clear of all encumbrances whatsoever, and will not be a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Domain Name;

          (ii) MindfulEye will be the registered owner of the Domain Name, and all fees or other costs associated with maintaining the registration of the Domain Name will have been paid for the 2000 calendar year and the registration of the Domain Name will be in good standing with Network Solutions Inc.; and

          (iii) no other person will have been granted any interest in or right to use all or any portion of the Domain Name;

     (j) each item of machinery and equipment of any kind whatsoever comprised in the Assets is in reasonable operating condition and in a state of reasonable maintenance and repair taking into account its age and use;

     (k) all deposit, savings, investment and brokerage accounts and safety deposit boxes of MindfulEye are listed on Schedule C attached hereto;

     (l) MindfulEye has the corporate power to own the assets it owns, and to carry on the business carried on by it, and is duly qualified to carry on business in all jurisdictions in which it carries on business;

     (m) the financial statements of MindfulEye for the period ending 31 December 1999 (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule D, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of MindfulEye for the periods then ended, and there has been no material adverse change to the financial position of Mindful Eye since the date of the last of the Financial Statements;



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

     (n) save for any costs and expenses arising in the ordinary course of business, all material outstanding liabilities, whether direct, indirect, absolute, contingent or otherwise, whatsoever of MindfulEye have been disclosed in writing to Rabatco prior to the Effective Date, and the total liabilities of MindfulEye do not exceed US$350,000;

     (o) except as disclosed in writing to Rabatco prior to Rabatco's execution of this Agreement:

          (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of MindfulEye has been made, declared or authorized;

          (ii) no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, MindfulEye;

          (iii) MindfulEye is not indebted to any of the Shareholders, except in respect of miscellaneous expenses incurred on behalf of MindfulEye which do not exceed, in the aggregate, US$5,000;

          (iv) none of the Shareholders or any other officer, director or employee of MindfulEye is indebted or under obligation to MindfulEye on any account whatsoever; and

          (v) MindfulEye has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

     (p) since 31 December 1999, except as disclosed to Rabatco in writing prior to the Effective Date:

          (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of MindfulEye, or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of MindfulEye or the right or capacity of MindfulEye to carry on its business;

          (ii) MindfulEye has not waived or surrendered any right of any kind whatsoever of material value; and

          (iii) except as may be expressly permitted under this Agreement, MindfulEye has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

     (q) the directors, officers, key employees and independent contractors and consultants of MindfulEye, and all of their compensation arrangements with MindfulEye, whether as directors, officers, employees, independent contractors or consultants, are as listed on Schedule E to this Agreement;

     (r) no payments of any kind whatsoever have been made or authorized by MindfulEye or Holdings directly or indirectly to or on behalf of any of the Shareholders or any of the directors, officers, key employees, independent contractors or consultants of MindfulEye except in accordance with those compensation arrangements specified on Schedule E to this Agreement;

     (s) there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting MindfulEye or Holdings other than those, if any, specified on Schedule E to this Agreement;

     (t) MindfulEye is not now, nor has it ever been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever, no collective bargaining agent has been certified in respect of MindfulEye, and there is no application pending for certification of a collective bargaining agent in respect of MindfulEye;

     (u) the contracts and agreements included on Schedule E to this Agreement and those additional contracts and agreements specified on Schedule F to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of MindfulEye;

     (v) except as may be noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all material respects and not in default in any respect;

     (w) MindfulEye has not licensed, leased, transferred, disposed of or encumbered any of the Assets in any way, or permitted any third party access to any of the Assets the value of which may be compromised by such access, including in particular the source code to any computer software, any subscriber lists or any trade secret information included in the Assets, except only in accordance with the terms of the Material Contracts;

     (x) no third party privacy or intellectual property rights, including without limitation, copyright, trade secret or patent rights, were violated in the creation, compilation or acquisition of, or are violated by the use of, any of the Assets by MindfulEye or by any party through whom MindfulEye acquired title or a license or to whom MindfulEye has granted a license in respect of the Assets, and in particular the use of the Domain Names by MindfulEye does not infringe upon or induce or contribute to the infringement of any intellectual property rights, domestic or foreign, of any other person;

     (y) MindfulEye is not in material breach of any applicable law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever including, without limitation, any applicable securities laws;

     (z) all tax returns and reports of MindfulEye that are required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of MindfulEye have been paid or disclosed in writing to Rabatco before Rabatco entered into this Agreement;

     (aa) MindfulEye has not:

          (i) made any election under any applicable tax legislation with respect to the acquisition or disposition of any property at other than fair market value;

          (ii) acquired any property for proceeds greater than the fair market value thereof; or

          (iii) disposed of anything for proceeds less than the fair market value thereof;

     (bb) MindfulEye has made all elections required to have been made under any applicable tax legislation in connection with any dividends or other distributions made by MindfulEye and all such elections were true and correct and filed in the prescribed form and within the prescribed time period;

     (cc) adequate provision has been made for taxes payable by MindfulEye for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by MindfulEye;

     (dd) MindfulEye does not have any contingent tax liabilities of any kind whatsoever, and there are no grounds which would prompt a reassessment of MindfulEye, including for aggressive treatment of income or expenses in earlier tax returns filed;

     (ee) there are no amounts outstanding and unpaid for which MindfulEye has previously claimed a deduction under any applicable tax legislation;

     (ff) MindfulEye has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever;

     (gg) there are no actions, suits, judgements, investigations or proceedings of any kind whatsoever outstanding, pending or known to be threatened against or affecting MindfulEye at law or in equity or before or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (hh) MindfulEye has good and sufficient power, authority and capacity to enter into this Agreement and complete its respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (ii) MindfulEye has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement;

     (jj) this Agreement has been duly executed and delivered by MindfulEye and, assuming the due authorization, execution and delivery hereof by Rabatco and the Shareholders, constitutes a legal, valid and binding obligation of MindfulEye, enforceable against it in accordance with its terms subject to:

          (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and

          (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

     (kk) except as disclosed to Rabatco, MindfulEye is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by MindfulEye in connection with the execution, delivery or performance by MindfulEye of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which MindfulEye is obligated to request or obtain any such consent have been provided to Rabatco;

     (ll) the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the Completion will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, any of the constating documents of MindfulEye, or any of the terms of any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which any of the MindfulEye Group is a party or by which any of them is bound, or any judgement or order of any kind whatsoever of any court or administrative body of any kind whatsoever by which any of them is bound; nor

          (ii) result in the violation of any law or regulation applicable to any of the MindfulEye Group;

     (mm) MindfulEye has not incurred any liability for agency, brokerage, referral or finder's fees, commissions or compensation of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (nn) the representations and warranties of the Shareholders contained in this Agreement disclose all material facts known to each of them specifically relating to the transactions contemplated under this Agreement which, so far as the Shareholders are aware, materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement or the value of the MindfulEye Shares or the Assets.

4.2 In order to induce Rabatco to enter into this Agreement and complete its transactions contemplated hereunder, each of the Shareholders jointly and severally represents and warrants to Rabatco that, in respect of that
Shareholder:

     (a) that Shareholder has good and sufficient power, authority and capacity to enter into this Agreement and complete the transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (b) that Shareholder has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement;

     (c) this Agreement has been duly executed and delivered by that Shareholder and, assuming the due authorization, execution and delivery hereof by Rabatco, MindfulEye and the other Shareholders, constitutes a legal, valid and binding obligation of that Shareholder, enforceable against it in accordance with its terms subject to:

          (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and

          (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

     (d) except as disclosed to Rabatco, that Shareholder is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by that Shareholder in connection with the execution, delivery or performance by that Shareholder of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which that Shareholder is obligated to request or obtain any such consent have been provided to Rabatco;

     (e) the MindfulEye Shares indicated in Recital A of this Agreement opposite his, her or its name are and will on the Closing Date immediately prior to Completion be validly issued and outstanding fully paid and non-assessable common shares of MindfulEye registered in the name of, and legally and beneficially owned by, that
          Shareholder,  free  and  clear  of  all  voting  restrictions,   trade
          restrictions, liens, claims, charges or encumbrances of any kind whatsoever;

     (f) the Shareholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Rabatco Shares and is able to bear the economic risk of loss of the Shareholder's entire investment;

     (g) Rabatco has provided to the Shareholder the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Rabatco Shares and the Shareholder has had access to such information concerning Rabatco as the Shareholder has considered necessary or appropriate in connection with the investment decision to acquire the Rabatco Shares;

     (h) the Shareholder is acquiring the Rabatco Shares for the Shareholder's own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Rabatco Shares in violation of applicable United States securities laws;

     (i) the Shareholder has not agreed to acquire the Rabatco Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

     (j) the Shareholder is not a "U.S. Person", the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person, any partnership or corporation organized or incorporated under the laws of the United States, and any partnership or corporation organized or incorporated under the laws of any foreign jurisdiction by a U.S. Person principally for the purposes of investing in securities not registered under the United States Securities Act of 1933 (the "1933 Act");

     (k) the Shareholder was outside the United States at the time of execution and delivery of this Agreement;

     (l) no offers to sell the Rabatco Shares were made by any person to the Shareholder while the Shareholder was in the United States; and

     (m) the Rabatco Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States.

4.3 The representations and warranties of each of the Shareholders contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Completion and remain in full force and effect thereafter for the benefit of Rabatco.

4.4 Each of the Shareholders acknowledges and agrees that:

     (a) the Rabatco Shares have not been and will not be registered under the 1933 Act or the securities laws of any state of the United States or other jurisdiction and that the exchange contemplated hereby is being made in reliance on the Shareholder's representations and warranties regarding the circumstances required for an exemption from such registration requirements;

     (b) the issuance of the Rabatco Shares has not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency, and Rabatco is not registered under the United States Securities Exchange Act of 1934 (the "Exchange Act");

     (c) the certificates representing the Rabatco Shares will bear a legend stating that such shares have not been registered under the 1933 Act or the securities laws of any state of the United States and may not be traded except in compliance with the 1933 Act and the Exchange Act; and

     (d) if the Shareholder decides to offer, sell or otherwise transfer any of the Rabatco Shares, he will not offer, sell or otherwise transfer any of the Rabatco Shares directly or indirectly, unless:

          (i)       the sale is to Rabatco;

          (ii) the sale is made pursuant to the exemption from the registration requirements under the 1933 Act provided by Rule 144 thereunder or Regulation S, and in accordance with any applicable state securities or "Blue Sky" laws; or

          (iii) the Rabatco Shares are sold in a transaction that does not require registration under the 1933 Act or any applicable state laws and regulations governing the offer and sale of securities, and he has prior to such sale furnished to Rabatco an opinion of counsel to that effect reasonably satisfactory to Rabatco.

4.5 Each of the Shareholders consents to Rabatco making a notation on its records or giving instructions to any transfer agent of Rabatco to implement the restrictions on transfer set forth and described herein.

4.6 Each of the Shareholders acknowledges and accepts that there may be material tax consequences to a Shareholder in respect of an acquisition or disposition of the Rabatco Shares, and that Rabatco gives no opinion and makes no representation with respect to the tax consequences to the Shareholder under United States, state, local or foreign tax law in respect of the Shareholder's acquisition or disposition of the Rabatco Shares.

4.7 In order to induce the Shareholders to enter into this Agreement and complete the transactions contemplated hereunder, Rabatco represents and warrants to the Shareholders that, except as disclosed to MindfulEye prior to the Effective Date:

     (a) Rabatco was and remains duly incorporated and validly existing under the laws of the State of Nevada, and Rabatco is in good standing with respect to all filings required by the Nevada Secretary of State;

     (b) the authorized capital of Rabatco consists of 100,000,000 shares with a par value of $0.001 per share, of which not more than 5,830,000 (the "Outstanding Shares") will be issued and outstanding as of the Closing Date prior to the Financing;

     (c) other than as contemplated in this Agreement, no further shares of Rabatco will be issued after the Effective Date, and there are no commitments, plans or arrangements of any kind whatsoever to issue any further shares of Rabatco, nor are there any outstanding options, warrants, convertible securities or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of Rabatco;

     (d) except for 5,830,000 of the common shares of Rabatco that are currently issued, the Financing Shares, and the further shares to be issued pursuant to this Agreement, there will be on the Closing Date no documents, instruments or other writings of any kind whatsoever which constitute a security of Rabatco;

     (e) the Rabatco Shares to be issued on Completion will be, when issued, validly issued as fully paid and non-assessable;

     (f) Rabatco has good and sufficient power, authority and capacity to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (g)  the common shares of Rabatco are currently quoted on the OTC Board;

     (h) Rabatco has taken all necessary or desirable actions, steps and corporate and other proceedings to approve or authorize, validly and effectively, the entering into of, and the execution, delivery and performance of, this Agreement;

     (i) this Agreement has been duly executed and delivered by Rabatco and, assuming the due authorization, execution and delivery hereof by MindfulEye and the Shareholders, constitutes a legal, valid and binding obligation of Rabatco, enforceable against it in accordance with its terms subject to:

          (i) bankruptcy, insolvency, moratorium, reorganization and other laws relating to or affecting the enforcement of creditors' rights generally; and

          (ii) the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court;

     (j) Rabatco is not under any obligation, contractual or otherwise, to request or obtain the consent of any person, and no permits, licenses, certifications, authorizations or approvals of, or notifications to, any federal, state, municipal or local government or governmental agency, board, commission or authority are required to be obtained by Rabatco in connection with the execution, delivery or performance by Rabatco of this Agreement or the completion of any of the transactions contemplated herein, and complete and correct copies of any agreements under which Rabatco is obligated to request or obtain any such consent have been provided to the Vendors;

     (k) the execution, delivery and performance of this Agreement and each of the other agreements contemplated or referred to herein by Rabatco, and the completion of the transactions contemplated hereby, will not constitute or result in a violation or breach of or default under:

          (i) any term or provision of any of the memorandum, articles or other constating documents of Rabatco; or

          (ii) the terms of any indenture, agreement (written or oral), instrument or understanding or other obligation or restriction to which Rabatco is a party or by which it is bound; or

          (iii) any term or provision of any licenses, registrations or qualifications of Rabatco or any order of any court, governmental authority or regulatory body or any applicable law or regulation of any jurisdiction;

     (l) Rabatco is not a reporting issuer pursuant to the 1933 Act or the Exchange Act;

     (m) Rabatco has made all filings with the U.S. Securities and Exchange Commission and all state securities regulators that it is required to make (the "Public Reports"), each of the Public Reports complies with United States securities laws in all material respects, and none of the Public Reports, as of their respective dates, contained any untrue statement of a material fact that would make the statements made therein, in light of the circumstances under which they were made, misleading;

     (n)  Rabatco's  financial  statements  for the year ended 31 December  1999
          ("Rabatco Financial Statements"), true copies of which are attached hereto as Schedule G, have been prepared in accordance with generally accepted accounting principles, are true, correct and complete in all respects and present fairly the financial condition of Rabatco as of the date thereof, including the assets and liabilities of Rabatco as of the date thereof, and the expenses of Rabatco for that fiscal period;

     (o) all financial transactions of Rabatco have been recorded in the financial books and records of Rabatco in accordance with good business practice, such financial books and



                                      -16
          records form the basis for the Rabatco Financial Statements and the Rabatco Financial Statements have been filed with the United States Securities Exchange Commission;

     (p) there are no actions, suits or proceedings, judicial or administrative (whether or not purportedly on behalf of Rabatco) pending or, to the best of the knowledge of Rabatco, threatened, by or against or affecting Rabatco, at law or in equity, or before or by any court or any federal, provincial, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and to the best of the knowledge of Rabatco, there are no grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success;

     (q) subsequent to the respective dates as of which information is given in the Public Reports, there has been no material adverse change, or any fact known to Rabatco and not disclosed to the Shareholders that could reasonably be expected to result in a material adverse change in the business or financial condition of Rabatco and, except as disclosed in the Public Reports, there is no litigation or governmental proceeding to which Rabatco is a party or to which any property of Rabatco is subject or that is pending or, to the best of the knowledge of Rabatco, contemplated against Rabatco that might result in any material adverse change in the business or financial condition of Rabatco;

     (r) Rabatco has not declared or paid any dividend or made any other distribution on any of its shares of any class, or redeemed or purchased or otherwise acquired any of its shares of any class, or reduced its authorized capital or issued capital, or agreed to do any of the foregoing, except that Rabatco has agreed to repurchase at original issue price and cancel 920,000 common shares to reduce Rabatco's issued and outstanding share capital to 5,830,000 common shares by the Closing Date;

     (s) Rabatco is not subject to any obligation to make any investment in or to provide funds by way of loan, capital contribution or otherwise to any person;

     (t) at the Closing Time, Rabatco will have outstanding liabilities not exceeding US$80,000, inclusive of Transaction Costs;

     (u) Rabatco is not a party to or bound by any outstanding or executory agreement, contract or commitment, whether written or oral with an aggregate value of greater than US$5,000, except for Transaction Costs or any contract, lease or agreement described or referred to in this Agreement or in the Schedules hereto;

     (v) to the best of its knowledge, Rabatco is not in violation of any federal, state, municipal or other law, regulation or order of any government or governmental or regulatory authority, domestic or foreign;

     (w) the representations and warranties and other factual statements of Rabatco contained in this Agreement, and all information in the Schedules hereto, taken as a whole, do not contain any false statement of material fact or omit to state a material fact necessary to prevent the statements made herein and therein from being misleading;

     (x) to the best of the knowledge of Rabatco, there are no proceedings or investigations outstanding or threatened by any securities regulatory authority against Rabatco, its directors, officers or shareholders, and there is no circumstance which exists which could reasonably be expected to lead to an investigation against Rabatco, its directors, officers or shareholders; and

     (y) attached as Schedule H is a complete list of all ongoing contracts, bank accounts, and investment accounts of Rabatco.

4.8 The representations and warranties of Rabatco contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing, and they shall survive the Completion and remain in full force and effect thereafter for the benefit of the Shareholder.

5.   INDEMNITIES

5.1 Notwithstanding the completion of the transactions contemplated under this Agreement or Rabatco's Investigation, the representations, warranties and acknowledgements of any of the Shareholders contained in this Agreement or any certificates or documents delivered by any of them pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of Rabatco. If any of the representations, warranties or acknowledgements given by any of the Shareholders is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of any of the MindfulEye Group, then the party or parties responsible shall jointly and severally indemnify and save harmless Rabatco from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against Rabatco by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by Rabatco, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by Rabatco, directly or indirectly, arising out of any material assessment or reassessment levied upon MindfulEye for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

5.2 Notwithstanding the completion of the transactions contemplated under this Agreement or any investigation by the Shareholders, the representations, warranties and acknowledgements of Rabatco contained in this Agreement or any certificates or documents delivered by Rabatco pursuant to this Agreement shall survive the Completion and shall continue in full force and effect thereafter for the benefit of the Shareholders. If any of the representations, warranties or acknowledgements given by Rabatco is found to be untrue or there is a breach of any covenant or agreement in this Agreement on the part of Rabatco, then Rabatco shall indemnify and save harmless the Shareholders from and against any and all liability, claims, debts, demands, suits, actions, penalties, fines, losses, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis), damages and expenses of any kind whatsoever which may be brought or made against the Shareholders by any person, firm or corporation of any kind whatsoever or which may be suffered or incurred by the Shareholders, directly or indirectly, arising out of or as a consequence of any such misrepresentation or breach of warranty, acknowledgement, covenant or agreement. Without in any way limiting the generality of the foregoing, this shall include any loss of any kind whatsoever which may be suffered or incurred by the Shareholders, directly or indirectly, arising out of any material assessment or reassessment levied upon Rabatco for tax, interest and/or penalties relating to any period of business operations up to and including the Closing Date and all claims, demands, costs (including legal fees, disbursements and taxes as charged on a lawyer and own client basis) and expenses of any kind whatsoever in respect of the foregoing.

Subject to any regulatory approval that may be required, each of the Shareholders may elect to receive in lieu of a cash settlement, common shares at the simple average closing price for the common shares of Rabatco for the 30 trading days preceding the date of any award ordered by a court pursuant to this indemnity.

6.   CLOSING

6.1 At the Time of Closing, the MindfulEye Group shall deliver to the solicitors for Rabatco:

     (a)  certified  true  copies  of  the   resolutions  of  the  directors  of
          MindfulEye and Varshney Capital evidencing that the directors of MindfulEye and Varshney Capital have approved this Agreement and all of the transactions of MindfulEye and Varshney Capital contemplated hereunder, specifically referring to:

          (i) the exchange and transfer of the MindfulEye Shares from the Shareholders to Rabatco as provided for in this Agreement;

          (ii)      the execution of the Employment Agreements by MindfulEye;

          (iii) the cancellation of the share certificates (the "Old Share Certificates") representing the MindfulEye Shares held as set forth in Recital A of this Agreement; and

          (iv) the issuance of a new share certificate (the "New Share Certificate") representing the MindfulEye Shares registered in the name of Rabatco;

     (b)  the Old Share Certificates;

     (c)  the New Share Certificate;

     (d)  all minute books and seals of MindfulEye;

     (e)  all  original  and  duplicate  certificates   evidencing  registration
          anywhere in the world of any interest in tangible or intangible property included in the Assets;

     (f) releases in the form of Schedule I to this Agreement (the "Releases") from each of the Shareholders of all claims against MindfulEye for outstanding amounts owing by MindfulEye on account of any loans, bonuses, reimbursements, compensation, fees, royalties, dividends or other consideration whatsoever;

     (g)  the Employment Agreements, completed and fully and duly executed;

     (h)  the MindfulEye Solicitor Opinion;

     (i)  certificates   of   confirmation   from  each  of  the   Shareholders,
          substantially in the form of Schedule J to this Agreement;

     (j) the consent of Mr. Maffin to become a director and the President of Rabatco, the consent of Ms. Kerr to become a director and the Secretary of Rabatco, and the consents of Mr. Cusolle, Mr. Torresan and Mr. Varshney to become directors of Rabatco; and

     (k) any other materials that are, in the opinion of the solicitors for Rabatco, reasonably required to complete the transactions contemplated under this Agreement.

6.2 At the Time of Closing,  Rabatco  shall  deliver to the  solicitors  for the
Shareholders:

     (a) certified true copies of the resolutions of the directors and, if shareholder approval is required, of the shareholders of Rabatco, evidencing that the directors and, as applicable, the shareholders, of Rabatco have approved this Agreement and all of the transactions of Rabatco contemplated hereunder, including the issuance of the Rabatco Shares in exchange for the MindfulEye Shares;

     (b) share certificates representing the Rabatco Shares registered in the names of the Shareholders as jointly directed by the Shareholders in writing;

     (c) a certificate of confirmation signed by a director or officer of Rabatco substantially in the form of Schedule K to this Agreement;

     (d)  the Rabatco Solicitor Opinion;

     (e) the resignation of Mr. John A. Meyer as the sole Director and Officer of Rabatco, effective on Completion; and

     (f)  all minute books and seals of Rabatco.

7.   GENERAL

7.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein.

7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand to the appropriate party at the address as first set out above or to such other addresses or by such other means as may be designated in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received on the date of delivery by hand, or if delivered by e-mail or telecopy, then on the date transmission completes.

7.10 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia, and the parties attorn to the non-exclusive jurisdiction of the courts of British Columbia for the resolution of all disputes arising under this Agreement.

7.11 This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date:

SIGNED, SEALED & DELIVERED             )
by TOD MAFFIN in the presence of:      )
                                       )
                                       )   /s/ TOD MAFFIN
Signature of Witness                   )   ----------------------------------
                                       )   TOD MAFFIN
Name:                                  )
       --------------------------------)
Address:                               )
          -----------------------------)
                                       )
---------------------------------------)
Occupation:                            )
             --------------------------)


SIGNED, SEALED & DELIVERED by          )
TODD CUSOLLE in the presence of:       )
                                       )
                                       )   /s/ TODD CUSOLLE
Signature of Witness                   )   ----------------------------------
                                       )   TODD CUSOLLE
Name:                                  )
       --------------------------------)
Address:                               )
          -----------------------------)
                                       )
---------------------------------------)
Occupation:                            )
             --------------------------)

SIGNED, SEALED & DELIVERED by          )
RAY TORRESAN in the presence of:       )
                                       )
                                       )   /s/ RAY TORRESAN
Signature of Witness                   )   ----------------------------------
                                       )   RAY TORRESAN
Name:                                  )
       --------------------------------)
Address:                               )
          -----------------------------)
                                       )
---------------------------------------)
Occupation:                            )
             --------------------------)


SIGNED, SEALED & DELIVERED by AMANDA   )
KERR in the presence of:               )
                                       )
                                       )
                                       )   /s/ AMANDA KERR
Signature of Witness                   )   ----------------------------------
                                       )   AMANDA KERR
Name:                                  )
       --------------------------------)
Address:                               )
          -----------------------------)
                                       )
---------------------------------------)
Occupation:                            )
             --------------------------)


SIGNED, SEALED & DELIVERED by ROGER    )
MUTIMER in the presence of:            )
                                       )
                                       )   /s/ ROGER MUTIMER
Signature of Witness                   )   ----------------------------------
                                       )   ROGER MUTIMER
Name:                                  )
       --------------------------------)
Address:                               )
          -----------------------------)
                                       )
---------------------------------------)
Occupation:                            )
             --------------------------)


THE CORPORATE SEAL of                  )
VARSHNEY CAPITAL CORP. was hereunto    )
affixed in the presence of its         )
authorized signatory(ies):             )
                                       )
                                       )   c/s
---------------------------------------)
Name: ---------------------------------)
Title: --------------------------------)
                                       )
                                       )
Name: ---------------------------------)
Title: --------------------------------)

THE CORPORATE SEAL of                  )
MINDFULEYE SYSTEMS INC. was hereunto   )
affixed in the presence of its         )
authorized signatory(ies):             )
                                       )
                                       )   c/s
---------------------------------------)
Name: ---------------------------------)
Title: --------------------------------)
                                       )
                                       )
Name: ---------------------------------)
Title: --------------------------------)


EXECUTED by RABATCO, INC. by:          )
                                       )
/s/ JOHN MEYER                         )
---------------------------------------)
Name: ---------------------------------)
Title:                                 )

                                   SCHEDULE A

                          MindfulEye Solicitor Opinion

                    (letterhead of solicitors for MindfulEye)



o, 2000

o

o

Attention:  o

Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the o day of o, o, between Tod Maffin, Varshney Capital Corp., Tod Cusolle, Ray Torresan, Amanda Kerr and Roger Mutimer (the "Shareholders"), MindfulEye.com Systems Inc. ("MindfulEye"), and Rabatco Inc. ("Rabatco")

We are the solicitors for MindfulEye. We provide this opinion pursuant to subparagraphs o and o of the Agreement. We have acted as counsel for MindfulEye in connection with the negotiation, execution and completion of the Agreement.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.

Based on and subject to the foregoing, we are of the opinion that:

1. MindfulEye is a company duly incorporated and validly existing under the laws of the Province of British Columbia. MindfulEye is in good standing with respect to the filing of annual reports required under the British Columbia Company Act.

2. MindfulEye has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by MindfulEye.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by MindfulEye will conflict with or constitute a breach of or default under the constating documents of MindfulEye or any commitment, agreement or other instrument to which MindfulEye is a party or by which it is bound.

5. As at the Effective Date of the Agreement, the authorized capital of MindfulEye consisted of _____ ______ shares [with a par value of ____ ].

6. All necessary corporate action and proceedings have been taken to effect the valid transfer of the MindfulEye Shares to the Rabatco as contemplated under the Agreement.

The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

Yours truly,

o

Per:

         o

                                   SCHEDULE B

                            Rabatco Solicitor Opinion

                     (letterhead of solicitors for Rabatco)




o, 2000

o

o

Attention:  o

Dear Sirs:

Re: Share Exchange Agreement (the "Agreement") made effective as of the o day of o, o, between Tod Maffin, Varshney Capital Corp., Tod Cusolle, Ray Torresan, Amanda Kerr and Roger Mutimer (the "Shareholders"), MindfulEye.com Systems Inc. ("MindfulEye"), and Rabatco Inc. ("Rabatco")

We are the solicitors for Rabatco. We provide this opinion pursuant to subparagraphs o and o of the Agreement. We have acted as counsel for Rabatco in connection with the negotiation, execution and completion of the Agreement.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents and have made such other examinations, searches and investigations as we have considered necessary for the purpose of the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or as photocopies.

Based on and subject to the foregoing, we are of the opinion that:

1. Rabatco is a company duly incorporated and validly existing under the laws of the State of Nevada. Rabatco is in good standing with respect to the filing of annual reports required by the Nevada Secretary of State.

2. Rabatco has all requisite corporate power and authority to enter into and to perform its obligations under the Agreement.

3. All necessary steps and corporate action and proceedings have been taken to authorize the execution and delivery of the Agreement by Rabatco.

4. To the best of our knowledge, neither the execution and delivery of, nor the performance of its obligations under the Agreement by Rabatco will conflict with or constitute a breach of or default under the constating documents of Rabatco or any commitment, agreement or other instrument to which Rabatco is a party or by which it is bound.

5. As at the Effective Date of the Agreement, the authorized capital of Rabatco consisted of 100,000,000 common shares with a par value of $0.001.

6. All necessary steps and corporate action and proceedings have been taken to effect the valid issuance of the Rabatco Shares to the Shareholder as contemplated under the Agreement, and the Rabatco Shares have been validly issued as fully paid and non-assessable.

The opinion expressed is subject to the qualification that enforceability of the Agreement may be limited by applicable bankruptcy, insolvency or other laws affecting creditors' rights generally, and that equitable remedies such as the remedies of specific performance or injunction are in the discretion of the court from which they are sought.

Yours truly,

o

Per:

         o

                                   SCHEDULE C

                                MindfulEye Assets

All rights, title and interest in and to all tangible and intangible property associated with all business (the "Business") carried on by MindfulEye including any business carried on in association with any or all of the internet domain names "MindfulEye.com", "MindfullEye.com", "InvestorTrack.com", RumorTrack.com", "RumourTrack.com" and "MoodIndex.com" (the "Domain Names"), and all related internet website developments (collectively, the "Websites"), including without limitation:

(i) the contractual right to maintain registration of the Domain Names with InterNIC (Network Solutions Inc.);

(ii)      all URL's associated with the Domain Names or the Websites;

(iii) all databases, books and records relating to the Business including, without limitation, all recorded information relating to customers of the Business, and advertisers on and visitors to the Websites;

(iv) any existing patent rights and copyright in graphics and text displayed at the Websites and in computer software relating to the Websites or used in the Business;

(v) all trade-mark and trade name rights that MindfulEye may have anywhere in the world in respect of the Business, the Websites or the Domain Names;

(vi)      all goodwill associated with the Business,  the Websites or the Domain
          Names;

(vii) all contracts, leases, licenses, permits credits, rights, accounts receivable, cash and prepaid expenses;

(viii)    all furniture and fixtures used in the Business; and

(ix)      all inventory and equipment associated with the Business, including:

Hardware                                        Serial Number (if applicable)
--------                                        -----------------------------
3x HP Surestore DAT 24G Ext. Tape               GB21085971
2x 3 COM 10/100 PC Card
3 COM Etherlink III TP
ACER 8 Port 10 BASE-T hub
5x System Celeron 466A MHz 128k                 814574
                                                814575
                                                814576
                                                814644
                                                814583
System Celeron 400A 128K                        814663
2x System Pentium III 450 512K                  814573
                                                814795
2x System Pentium III 500 512K                  814990
                                                814588
Pentium III 500 MHz CPU 512k
IBM Netfinity server                            NF3500M10
6x ACER 10/100 PCI Network Card
Iomega Zip Drive Internal
HP LaserJet 1100                                USLF001141
IBM Ultrastar 18 GB
ASUS 40x CDROM drive EIDE
Sony CRX120E CDR-W drive
2x Sound Blaster 128 PCI sound
VAIO Notebook slim PII
1 NB Panasonic CF47 PIII                        9FMTA01897
2x 3COM Palm Pilots
2 OmniSky modems


Software                                        Serial number (if applicable)
--------                                        -----------------------------
M/S Windows 98 OEM SE Edition
MSDN Universal 6.0 W9X/NT CD


Trademarks
----------
Have research and applied for the following trademarks:

1.       Moodindex
2.       MindfulEye

Trademark lawyer:
Blake R. Wiggs
Oyen Wiggs Green & Mutala
480, The Station
601 West Cordova Street
Vancouver, BC V6B 1G1

Trademark researcher:
IntelPro - Thompson and Thompson
651 Notre-Dame Ouest, Suite 400
Montreal, Quebec H3C 1H9

Domain Names                                   URLs associated with domain names
------------                                   ---------------------------------
MindfulEye.com                                 http://www.MindfulEye.com
MindfullEye.com                                http://www.MindfullEye.com
InvestorTrack.com                              http://www.InvestorTrack.com
RumorTrack.com                                 http://www.RumorTrack.com
RumourTrack.com                                http://www.RumourTrack.com
MoodIndex.com                                  http://www.MoodIndex.com



Furniture and Fixtures
----------------------
MindfulEye.com currently owns the following:

1.       4 desks
2.       4 cubicle desks
3.       4 workstation chairs
4.       5 task chairs
5.       miscellaneous lighting fixtures (i.e., developer work lamps)

                                   SCHEDULE D

                         MindfulEye Financial Statements

                                   SCHEDULE E

     MindfulEye Directors, Officers, Employees, Contractors and Consultants

                                   SCHEDULE F

                          MindfulEye Material Contracts

Contracting Party                      Terms of Contract
-----------------                      -----------------

SDM Realty Advisors Ltd.               5 yr. Rental agreement for new office
                                       space at 300, 355 Burrard Street
                                       (Marine Building).

Dave Edis, Programmer
Interactive Tools
702 - 1238 Seymour Street
Vancouver, BC V6B 6J3

Gisela Scholz, Office Planner
Integro Design
106 - 2815 Yew Street
Vancouver BC V6K 3H6

                                   SCHEDULE G

                          Rabatco Financial Statements

                                   SCHEDULE H

            Rabatco Material Contracts, Bank Accounts and Investments

Material Contracts:

         NIL

Bank Accounts:

         Account No. 468 4677 (US$); and
         Account No. 179 8506 (CDN$),
         both at Bank of Montreal
         595 Burrard Street, Vancouver, British Columbia

Investments:

         NIL

                                   SCHEDULE I

                                     Release

THIS RELEASE ("Release") is being executed and delivered as of o, by and on behalf of o (the "Releasor") to and in favour of, and for the benefit of, MindfulEye.com Systems Inc. ("MindfulEye") at the request of Rabatco Inc. ("Rabatco").

WHEREAS the Releasor, the Releasee, Rabatco and others entered into a Share Exchange Agreement dated o (the "Agreement") and as a condition to the completion of the transactions contemplated by the Agreement, the Releasor agreed to execute and deliver this Release to and in favour of MindfulEye;

NOW THEREFORE THIS RELEASE WITNESSES that in order to induce MindfulEye and Rabatco to consummate the transactions contemplated by the Agreement, and for other valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Releasor), the Releasor hereby covenants and agrees as follows:

1. Definitions.

1.1 The term "Associated Parties," when used herein with respect to a Releasor, shall mean and include: (i) the Releasor's predecessors, successors, executors, administrators, heirs and estate; (ii) the Releasor's past, present and future assigns, agents and representatives; (iii) each entity that the Releasor has the power to bind (by the Releasor's acts or signature) or over which the Releasor directly or indirectly exercises control; and (iv) each entity of which the Releasor owns, directly or indirectly, at least 10% of the outstanding equity, beneficial, proprietary, ownership or voting interests.

1.2 The term "Releasee" shall mean and include: (i) MindfulEye; (ii) each of any direct and indirect subsidiaries of MindfulEye; (iii) each other affiliate of MindfulEye; and (iv) the successors and past, present and future assigns, directors, officers, employees, agents, attorneys and representatives of the respective entities identified or otherwise referred to in clauses "(i)" through "(iv)" of this sentence.

1.3 The term "Claims" shall mean and include all past, present and future disputes, claims, controversies, demands, rights, obligations, liabilities, actions and causes of action of every kind and nature, including: (i) any unknown, unsuspected or undisclosed claim; (ii) any claim or right that may be asserted or exercised by the Releasor in the Releasor's capacity as a stockholder, director, officer or employee of the Releasor or in any other capacity; and (iii) any claim, right or cause of action based upon any breach of any express, implied, oral or written contract or agreement.

1.4  The term "Released Claims" shall mean and include each and every Claim that
     (i) the Releasor or any Associated Party of the Releasor may have had in the past or may now or in the future have against any of the Releasees and
     (ii) has arisen directly or indirectly out of, or relates directly or indirectly to, any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or prior to the date of this Release excluding such Releasor's rights, if any, under the Agreement.

2.   Release.

2.1 The Releasor, on the Releasor's own behalf and for each of the Releasor's Associated Parties, hereby generally, irrevocably, unconditionally and completely releases and forever discharges each of the Releasees from, and hereby irrevocably, unconditionally and completely waives and relinquishes, each of the Released Claims.

3.   Representations and Warranties.

3.1  The Releasor represents and warrants that:

     (i) the Releasor has not assigned, transferred, conveyed or otherwise disposed of any Claim against any of the Releasees, or any direct or indirect interest in any such Claim, in whole or in part;

     (ii) to the best of the Releasor's knowledge, no other person or entity has any interest in any of the Released Claims;

     (iii) no Associated Party of the Releasor has or had any Claim against any of the Releasees;

     (iv) no Associated Party of such Releasor will in the future have any Claim against any of the Releasees that arises directly or indirectly from or relates directly or indirectly to any circumstance, agreement, activity, action, omission, event or matter occurring or existing on or before the date of this Release;

     (v) this Release has been duly and validly executed and delivered by the Releasor;

     (vi) this Release is a valid and binding obligation of the Releasor and the Releasor's Associated Parties, and is enforceable against the Releasor and each of the Releasor's Associated Parties in accordance with its terms; and

     (vii) there is no action, suit, proceeding, dispute, litigation, claim, complaint or investigation by or before any court, tribunal, governmental body, governmental agency or arbitrator pending or, to the best of the knowledge of the Releasor, threatened against the Releasor or any of the Releasor's Associated Parties that challenges or would challenge the execution and delivery of this Release or the taking of any of the actions required to be taken by the Releasor under this Release.

4.   Indemnification.

4.1      Without in any way  limiting  any of the rights or  remedies  otherwise available to the Releasee, the Releasor shall indemnify and hold harmless the Releasee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee, charge or expense (including attorneys' fees) that is directly or indirectly suffered or incurred at any time by the Releasee, or to which the Releasee otherwise becomes subject at any time, and that directly or indirectly relates to or arises out of or by virtue of (a) any failure on the part of the Releasor to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation, representation, warranty or other provision contained herein; or (b) the assertion or purported assertion of any of the Released Claims by the Releasor or any of the Releasor's Associated Parties.

5.   Miscellaneous.

5.1 This Release sets forth the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements and understandings among or between the Releasor and any of the Releasees relating to the subject matter hereof.

5.2 If any provision of this Release or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) such invalidity or enforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Release. Each provision of this Release is separable from every other provision of this Release, and each part of each provision of this Release is separable from every other part of such provision.

5.3 This Release shall be construed in accordance with, and governed in all respects by, the laws of the Province of British Columbia and federal laws of Canada applicable therein.

5.4 Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

IN WITNESS WHEREOF, the Releasor has caused this Release to be executed as of the date first above written.


---------------------------------









                                       3-

                                   SCHEDULE J

                           Certificate of Confirmation

Pursuant to subparagraph o of the Share Exchange Agreement made effective as of the o day of o, o (the "Agreement") between Tod Maffin, Varshney Capital Corp., Tod Cusolle, Ray Torresan, Amanda Kerr and Roger Mutimer, MindfulEye.com Systems Inc. and Rabatco Inc. ("Rabatco"), the undersigned hereby confirms to Rabatco that the representations and warranties of the undersigned contained in the Agreement or contained in any certificates or documents delivered by the undersigned pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement being o o'clock a.m. local time in Vancouver, B.C. on the o, 2000.

Dated at o, this o, o.



                                          -------------------------------------
                                                          o

                                   SCHEDULE K

                           Certificate of Confirmation

Pursuant to subparagraph o of the Share Exchange Agreement made effective as of the o day of o, o (the "Agreement") between Tod Maffin, Varshney Capital Corp., Tod Cusolle, Ray Torresan, Amanda Kerr and Roger Mutimer, MindfulEye.com Systems Inc. (collectively the "MindfulEye Group") and Rabatco Inc., the undersigned hereby confirms to the MindfulEye Group that the representations and warranties of Rabatco contained in the Agreement or contained in any certificates or documents delivered by Rabatco pursuant to the Agreement are true and correct in every respect as of the Time of Closing of the Agreement being o o'clock a.m. local time in Vancouver, B.C. on the o, 2000.

Dated at o, this o, o.



                                          Rabatco Inc.

                                          Per:

                                          -------------------------------------
                                          o, Director

                                   SCHEDULE L

                           MINDFULEYE.COM SYSTEMS INC.
                           1100 - 888 Dunsmuir Street
                            Vancouver, B.C., V6C 3K4

                                                                   _______, 2000

To:      o

Re:      Employment Agreement

This Agreement contains the terms and conditions of your employment with MindfulEye.com Systems Inc. (the "Company").

You will be employed for a term (the "Term") of two years commencing on _____, 2000, unless your employment is terminated or the Term is extended in accordance with the provisions of this Agreement.

1.   Definitions

In this Agreement:

     (a) "Affiliate" has the same meaning as in the British Columbia Company Act or any successor legislation, as amended from time to time.

     (b) "Agreement" means this letter agreement and schedules attached to this letter agreement, as amended or supplemented from time to time.

     (c)  "Board" means the board of directors of the Company.

     (d) "Business of the Company" means the business of collecting, analyzing and reporting on news and public opinion, through operation of web-sites on the Internet, or otherwise.

     (e)  "Cause" includes:

          (i) any wilful failure by you in the performance of any of your duties under this Agreement;

          (ii) your conviction of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving the Company or any other member of the Group that would constitute a crime in the jurisdiction involved;

          (iii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate or any customer of the Company or an Affiliate;

          (iv) the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

          (v) any threatened or actual attempt by you to secure any personal profit in connection with the Business of the Company or the corporate opportunities of any member of the Group except as may be expressly approved in writing in advance by the Company, in its discretion;

          (vi) any act which is materially injurious to the Business of the Company; or

          (vii) your failure to devote adequate time to the Business of the Company, or conduct by you amounting to insubordination or inattention to, or substandard performance of your duties and responsibilities under this Agreement, or any other material breach of any of the terms of this Agreement, which remains uncured after the expiration of ten days following the delivery of written notice of such failure or conduct to you by the Company.

     (f) "Company" means MindfulEye.com Systems Inc., a company formed under the laws of British Columbia.

     (g) "Competitive Business" means any business or enterprise that is in competition with the Business of the Company.

     (h) "Confidential Information" means all confidential or proprietary facts, data, techniques and other information relating to the Business of the Company which may before or after the date of this Agreement be disclosed to you by the Company or by any other member of the Group or which may otherwise come within your knowledge or which may be developed by you in the course of your employment or from any other Confidential Information.

     (i)  "Group"  means  the  Company,   Rabatco  Inc.  ("Rabatco")  and  their
          Affiliates.

     (j) "Intellectual Property Rights" means all rights in respect of intellectual property including, without limitation, all patent, industrial design, copyright, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights, to the extent those rights may subsist anywhere in the universe.

     (k) "Permanent Disability" occurs if (i) you are unable to perform your duties under this Agreement for a period of 60 consecutive days as certified by a physician chosen by the Company and acceptable to you, acting reasonably, or (ii) you become entitled to disability retirement benefits under the Canada Pension Plan or recover benefits under any long term disability plan or policy maintained by the Company.

     (l) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

2.   Employment

The terms of your employment will be as follows:

     (a) Position and Responsibilities: You will be employed by the Company in the position set out on Schedule A to this Agreement. You will perform and fulfil the duties and responsibilities set out on Schedule A, or that the Board may prescribe from time to time and that are reasonably consistent with your position.

     (b) Scope of Duties: During your employment, you will devote the whole of your time, attention and abilities during normal business hours to the duties hereby granted and accepted and you will give the Company the full benefit of your knowledge, expertise, technical skill and ingenuity.

     (c) Salary: During the term of your employment, you will receive an annual gross salary in the amount set out on Schedule A to this Agreement and payable in accordance with the Company's standard salary payment schedule. You will also receive such other benefits as may be specified on Schedule A. Payment of your Salary will be subject to source deductions and other deductions required to be deducted and remitted under applicable provincial or federal laws of Canada or Company policy. Other benefits will be subject to applicable laws, which may include a requirement for regulatory approval.

     (d) Vacation Entitlement: You will receive paid vacation in the amount set out on Schedule A to this Agreement. Your vacation must be taken in accordance with the Company's vacation policy in effect from time to time.

     (e) Medical, Insurance and Other Benefits: You will be entitled to participate in the Company's standard benefit program which includes medical, dental, life and disability insurance as are now or may hereafter be established by the Company for the benefit of its employees, as specified in Schedule A.

     (f) Extension of Term: Unless the Company provides you with written notice that the Company does not wish to extend the Term of this Agreement for an additional period, the Term of this Agreement will, subject to your consent, be deemed to be extended for an additional one year period on the same terms and conditions as provided for under this Agreement, unless otherwise agreed to in writing.

3.   Assignment of Interest in Inventions

As consideration for your employment with the Company, you covenant and agree as follows:

     (a) Disclosure: You will make prompt and full disclosure to the Company of any discovery, invention, development, production, process or improvement that may relate to the Business of the Company and that is conceived, made, improved upon or participated in by you, solely or jointly, in the course of or relating to or resulting from your employment with the Company or with any other member of the Group (the "Inventions").

     (b) Assignment: Your acceptance of the terms of this Agreement constitutes your absolute, unconditional and irrevocable assignment and transfer of, and agreement to assign and transfer, all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Inventions. You hereby waive in favour of the Company all claims of any nature whatsoever that you now or hereafter may have for infringement of any Intellectual Property Rights for the Inventions so assigned to the Company. To the extent that copyright may subsist in the Inventions, you hereby waive all past, present and future moral rights you may have. You agree that the Company will hold all Intellectual Property Rights in respect of the Inventions for the exclusive benefit of the Company and you agree not to claim or apply for registration or challenge the Company's registration of, any such Intellectual Property Rights.

     (c) Intellectual Property Protection: By your acceptance you irrevocably agree the Inventions and all related Intellectual Property Rights will be the absolute and exclusive property of the Company. The Company may apply for patent, copyright or other intellectual property protection in the Company's name or, where such procedure is proper, in your name, anywhere in the world. You will, at the Company's request, execute all documents and do all such acts and things considered necessary by the Company to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. If the Company requires but is unable to secure your signature for any such purpose in a timely manner, you hereby irrevocably designate and appoint the Company and any duly authorized officer or agent of the Company as your agent and attorney, to act for you and in your behalf and stead to execute any such documents and to do all other lawfully permitted acts to carry out the intent of this provision, with the same legal force and effect as if executed or done by you.

4.   Obligations of Employment

You further covenant and agree as follows:

     (a) Performance and Duty to the Company: Throughout your employment you will well and faithfully serve the Company and use all reasonable endeavours to promote the interests of the Company. You will act honestly, in good faith and in the best interests of the Company. You will adhere to all applicable policies of the Company.

     (b) Business of the Company: You will not, during your employment with the Company, engage in any business, enterprise or activity that is contrary to or detracts from the due performance of the Business of the Company.

     (c) Confidentiality: You will retain all Confidential Information developed, utilized or received by the Company and each other member of the Group in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of your employment with and for the benefit of the Company or as required by law or a regulatory authority having jurisdiction. You will not use Confidential Information for your own personal benefit or permit it to be used for the benefit of any Person other than the Company, either during your employment with the Company or thereafter. You will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it. In particular, you will not copy, modify or part with any Confidential Information, in whole or in part, except with the written approval of the Company or as may be required to carry out your duties under this Agreement. All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information, are and will remain the exclusive and absolute property of the Company.

     (d) Exceptions: Any obligations specified in subsection 4(c) will not apply to any information:

          (i)       presently in the public domain;

          (ii) that becomes part of the public domain through no fault of your own; or

          (iii)     the  disclosure of which is required by  applicable  laws or
                    the  order  of  a  court  or  regulatory   authority  having
                    jurisdiction.

     (e) Restrictions: This Agreement has been entered into in the course of an arm's length transaction whereby Rabatco acquired all the issued and outstanding shares of the Company from the shareholders of Rabatco including you, in exchange for a certain number of shares in the capital of Rabatco. To ensure that the Group receives and keeps the goodwill associated with the business of Company, you agree that at all times during your employment with the Company and for a period of twenty-four months after the termination of your employment, you will not, except with the prior written consent of the Company, which consent may be withheld in the Company's sole discretion:

          (i) either individually or in conjunction with any Person, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, engage in or become financially interested in a Competitive Business in North America;

          (ii) either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any Competitive
                    Business, any customer or actively sought prospective customer of the Company or any customer with whom the Company or any other member of the Group has had dealings relating to the Business of the Company, or with whom you have dealt, or with whom you have supervised negotiations or business relations, or about whom you have acquired Confidential Information in the course of your employment by the Company; nor

          (iii) either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor or any person employed by the Company or any other member of the Group or persuade or attempt to persuade any such individual to terminate his or her employment with the Company.

     (f) Tolling: You agree that if you breach any of the covenants contained in subsection 4(e), the running of the period of the restrictions described in the covenant breached will be tolled during the continuation of any breach by you, and the running of period of the restriction will begin again only upon your compliance with the terms of the covenant breached.

     (g) Acknowledgement: You represent and warrant to the Company that you are not subject to any agreement with any other entity that would prevent you from getting involved or participating in the Business of the Company or from soliciting any personnel or customers of such entity on behalf of another business.

     (h) No Damaging Conduct: You will not directly or indirectly impair or seek to impair the reputation of the Company or any other member of the Group, nor any relationships that the Company or any other member of the Group has with its employees, customers, suppliers, agents or other parties with which the Company or any other member of the Group does business or has contractual relations, either during or after your employment by the Company.

     (i) No Personal Benefit: You will not receive or accept for your own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any Person having or proposing to have one or more business transactions with the Company or any other member of the Group, without the prior written approval of the Board, in its discretion.

     (j) Customer Contacts: During your employment you will communicate and channel to the Company all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the Business of the Company. Any such information communicated to the Company as aforesaid will be and remain the property of the Company notwithstanding the subsequent termination of your employment.

     (k) Return of Company Property: Upon termination of your employment, you will promptly return to the Company all Company property including all written information, tapes, discs or memory devices and copies thereof, and any other material on any medium in your possession or control pertaining to the Business of the Company, without retaining any copies or records of any Confidential Information whatsoever. You will also return any keys, pass cards, identification cards or other property belonging to the Company.

5.   Termination

     (a) Your employment may only be terminated prior to expiry of the Term as follows:

          (i) Mutual Agreement: Your employment may be terminated upon the mutual written agreement by the parties.

          (ii) Permanent Disability: Your employment will terminate in the event of your Permanent Disability.

          (iii) With Cause: The Company may terminate your employment for Cause, immediately after delivery by the Company to you of a notice of termination of your employment for Cause, in which case you will not be entitled to receive any further compensation (except for compensation, if any, accrued under this Agreement up to the date of termination of your employment and unpaid at the date of such termination), severance pay, notice, payment in lieu of notice or damages of any kind and you hereby release all claims and entitlements thereto, without limitation.

          (iv) Resignation: If for any reason you should wish to leave the Company you will provide the Company sixty days' prior written notice of your intention.

          (v) Without Cause: The Company may terminate your employment at any time without Cause by providing you with the greater of the following:

                    (A) three months' written notice or payment in lieu of notice; or

                    (B) the minimum notice or payment in lieu of notice prescribed by the Employment Standards Act (British Columbia) or any successor legislation form time to time.

                    You will not be entitled to receive any further severance pay, notice, payment in lieu of notice or damages of any kind and you will not be entitled to receive any further compensation (except for compensation, if any, accrued under this Agreement up to the date of termination of your employment and unpaid at the date of such termination) and you hereby release all claims and entitlements thereto including, without limitation, any claims and entitlements under the Employment Standards Act (British Columbia). Payments in lieu of notice will be subject to all source deductions and other deductions required to be deducted and remitted under applicable provincial or federal laws of Canada or Company policy.

6.   Agreement Voluntary and Equitable

You acknowledge that you have had the opportunity to obtain independent legal advice regarding this Agreement, that you have carefully considered and understand the terms of this Agreement and consider them to be mutually fair and equitable, and that you have executed this Agreement voluntarily and of your own free will.

7.   Irreparable Harm

You  acknowledge  and agree  that any  breach of any  provision  of section 3 or section 4 of this Agreement by you will cause irreparable harm to the Company and in addition to all of the remedies available to the Company by law, the Company will be entitled to equitable relief including without limitation, injunctive relief to ensure your compliance with section 3 and section 4 of this Agreement.

8.   Your Claims

The existence of any claim, demand, action or cause of action by you against the Company or any other member of the Group, whether based on this Agreement or otherwise, will not constitute a defense to the enforcement by the Company of its rights under this Agreement.

9.   Prior Relationship

You absolutely, unconditionally and irrevocably waive and release any claim that you may have had up to the date of this Agreement based on your prior relationship with the Company, if any, as a director, officer, employee, or independent contractor, including without limitation any claim for any employee benefits, holiday pay, termination notice or severance pay in lieu of notice, and you agree not to advance or permit any such claim to be advanced and will indemnify and save the Company and Group harmless in respect of any such claim or any other liabilities or costs that the Company or Group may suffer as a result of any court action, decision, judgement or ruling or any ruling by a governmental authority having jurisdiction, in respect of your prior relationship with the Company.

10.  Assignment and Enurement

You may not assign this Agreement, any part of this Agreement or any of your rights under this Agreement without the prior written consent of the Company, which may be withheld in its discretion. This Agreement enures to the benefit of and is binding upon you and the Company and your respective heirs, executors, administrators, successors and permitted assigns.

11.  Severability

If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion will be severed from this Agreement. The rest of this Agreement will remain in full force and effect.

12.  Entire Agreement

This Agreement contains the whole agreement between you and the Company with respect to your employment by the Company, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between you and the Company. No change or modification of this Agreement will be valid unless it is in writing and initialled by all parties.

13.  Notice

Any notice required or permitted to be given hereunder must be in writing and will be sufficiently given or made if delivered or sent by registered mail to the address of the parties set out on page 1 hereof. Any notice so given will be deemed to have been given and to have been received on the day of delivery if it is a business day and otherwise on the next succeeding business day or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by giving notice in accordance with this section.

14.  Non-waiver

No failure or delay by you or the Company in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by you or by the Company to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

15.  Survival of Terms

Except for subsections 2(a) to 2(e), the provisions of this Agreement will survive the termination of your employment.

16.  Further Assistance

The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

17.  Time

Time is of the essence of this Agreement.

18.  Governing Laws

This Agreement will be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

19.  Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement.

                                            MINDFULEYE.COM SYSTEMS INC.


                                            By: -------------------------------

                                            Name: ------------------------------

                                            Title: -----------------------------

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.

DATED this ________ day of ______, 2000.



------------------------------------
                  o

                                   SCHEDULE A


Employee's Name                            o

Commencement Date:                         o

Position:                                  o

Duties & Responsibilities                  o

Salary:                                    o

Stock Options:                             o

Paid Vacation:                             o

Other Benefits (if any)                    o



                                            MINDFULEYE.COM SYSTEMS INC.


                                            By: -------------------------------

                                            Name: ------------------------------

                                            Title: -----------------------------

I acknowledge and accept the terms and conditions of my employment with the Company as set out above.

DATED this ________ day of ______, 2000.



------------------------------------
                  o